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                                                                    Exhibit 5.1

                         [LETTERHEAD OF STIKEMAN, ELLIOTT]



Zemex Canada Corporation
Canada Trust Tower
BCE Place
Suite 3750
161 Bay Street
Toronto, Ontario
M5J 2S1

Dear Sirs/Mesdames:

                            Re:  Zemex Canada Corporation
                            ------------------------------

We refer to the registration statement of Zemex Canada Corporation (the "Company") No. 333-65307 on Form S-4 (the "Registration Statement") and filed with the Securities and Exchange Commission. You have requested our opinion on the legality of the securities of the Company being registered pursuant to the Registration Statement (the "Company Common Shares").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the articles and by-laws of the Company. We have also examined an executed copy of the Agreement and Plan of Merger dated as of October 1, 1998 by and among the Company, Zemex Acquisition Corporation and Zemex Corporation (the "Merger Agreement") and such statutes, corporate records and documents as we have considered necessary to enable us to express the opinions set forth in this opinion letter. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified, conformed or photostatic copies or facsimiles.

On the basis of the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated and validly existing under the laws of Canada;

2.        The issuance of the Company Common Shares has been duly authorized;
and

3. Upon issuance in accordance with the terms of the Merger Agreement, including the receipt of the consideration therefor, the Company Common Shares will be validly issued and outstanding as fully paid and non-assessable shares of the Company.

We hereby consent to the filing of this option as an exhibit to the Registration Statement and to the use of this firm's name under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement.

                              Yours very truly,
                              /s/ Stikeman Elliot